----------------------------------
                                                          OMB APPROVAL
                                              ----------------------------------
                                              OMB Number:              3235-0059
                                              Expires:         February 28, 2006
                                              Estimated average burden
                                              hours to perform............ 14.73
                                              ----------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              POORE BROTHERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2003


Dear Poore Brothers, Inc. shareholder:

     The 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation ("the Company"), will be held on May 20, 2003, at 3:00 p.m. local time, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield Park, Arizona 85340, for the following purposes:

     (1) To elect the Directors of the Company to serve until the 2004 Annual Meeting of Shareholders;

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed March 23, 2003 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

     Your copy of the 2002 Annual Report of the Company is enclosed.

                                    By Order of the Board of Directors
                                               Eric J. Kufel
                                   President and Chief Executive Officer

Goodyear, Arizona
April 18, 2003


                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 20, 2003

SOLICITATION OF PROXIES; ACCOMPANYING DOCUMENTATION

     We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Poore Brothers, Inc. (which we refer to as the "Company," "we," or "us"), for the 2003 Annual Meeting of Shareholders (the "Annual Meeting"), including any adjournment or postponement thereof. The Annual Meeting will be held at 3:00 p.m. Arizona time, on May 20, 2003, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield Park, Arizona 85340.

     Starting on or about April 18, 2003, we are mailing this proxy statement to shareholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instruction card ("proxy card") and the Company's Annual Report for the year ended December 28, 2002 (which includes a copy of the Company's Form 10-K for such period, including audited financial statements, filed with the Securities and Exchange Commission (the "SEC")).

COSTS OF SOLICITATION

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent, American Stock Transfer & Trust Co., for their reasonable out-of-pocket expenses in forwarding such material.

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING

     If you are a registered shareholder at the close of business on the record date, March 23, 2003, you are entitled to receive this notice and to vote at the Annual Meeting. There were 16,729,911 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.

HOW TO VOTE YOUR SHARES

     Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote by simply marking, dating and signing your proxy card, and then returning it to the Company's transfer agent, American Stock Transfer & Trust Co., in the postage-paid envelope provided.

     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted at the Annual Meeting by:

     * delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted;
     *    executing and delivering a later-dated proxy; or
     *    attending the Annual Meeting and voting by ballot.

     No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not by itself revoke your proxy.

VOTING AT THE ANNUAL MEETING

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.

     Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.

THE BOARD'S RECOMMENDATIONS

     If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

     * FOR the election of the nominated slate of Directors (see pages 3 and 4); and

     If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

VOTES REQUIRED TO APPROVE EACH ITEM

     The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, March 23, 2003, is necessary to have a quorum allowing us to conduct business at the Annual Meeting. The following votes are required to approve each item of business at the Annual Meeting:

     * Election of Directors: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of the directors (Proposal 1).

     * Other Items: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve any other items of business.

     Broker "non-votes" and abstentions have no effect on the outcome of the vote for the election of Directors or any other items. Broker "non-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

ANNUAL MEETING ADMISSION

     You may attend the Annual Meeting if you are a registered shareholder, a proxy for a registered shareholder, or a beneficial owner of Company common stock with evidence of ownership.

VOTING RESULTS

     We will include the results of the Annual Meeting in the Company's next quarterly report filed with the SEC.

                                    * * * * *

                       PROPOSAL 1 -- ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The By-laws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

     The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2004 Annual Meeting of Shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

     The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

                                                   YEAR FIRST BECAME A
           NAME                   AGE            DIRECTOR OF THE COMPANY
           ----                   ---            -----------------------
     Thomas E. Cain                48                     2000
     Thomas W. Freeze              51                     1999
     Mark S. Howells               49                     1995
     Eric J. Kufel                 36                     1997
     James W. Myers                68                     1999
     Robert C. Pearson             67                     1996
     Aaron M. Shenkman             62                     1997

     Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during at least the last five years.

     THOMAS E. CAIN. Mr. Cain has served as a Director since September 2000. Mr. Cain has served as Chief Executive Officer of Focus Capital Group, LLC since December 2001. From 1999 to 2001, Mr. Cain was Chairman of Frontstep distribution.com and from 1991 to 1999, Mr. Cain was President and Chief Executive Officer of Distribution Architects International, Inc., a distribution and logistics software developer and marketer. Mr. Cain has extensive experience in software development, e-commerce and supply chain management. Mr. Cain currently serves as Chairman of Evans Systems, Inc., a petroleum distribution company.

     THOMAS W. FREEZE. Mr. Freeze has served as Senior Vice President since May 2000, as Chief Financial Officer, Secretary and Treasurer since April 1997, and as a Director since October 1999. From April 1997 to May 2000, Mr. Freeze served as a Vice President of the Company. From April 1994 to March 1997, Mr. Freeze served as Vice President, Finance and Administration - Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

     MARK S. HOWELLS. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He served as the Chairman of the Board of Poore Brothers Southeast, Inc., a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994. From 1987 to May 2000, Mr. Howells served as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer. Since May 2000, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of M.S. Howells & Co., a registered securities broker-dealer.

     ERIC J. KUFEL. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995 Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

     JAMES W. MYERS. Mr. Myers has served as a Director since January 1999. Mr. Myers has been President of Myers Management & Capital Group, Inc., a consulting firm specializing in strategic, organizational and financial advisory services to CEO's, since January 1996. From December 1989 to December 1995, Mr. Myers served as President of Myers, Craig, Vallone & Francois, Inc., a management and corporate finance consulting firm. Previously, Mr. Myers was an executive with a variety of consumer goods companies.

     ROBERT C. PEARSON. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President-Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. Renaissance Capital Group is the investment manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Capital"), the former owner of the Company's 9% Convertible Debentures and currently a shareholder of the Company. From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President-Finance of Texas Instruments, Incorporated. Mr. Pearson is currently a director of Advance Power Technology, Inc. (a publicly traded semiconductor manufacturer), CaminoSoft Corp. (a distributor of consumables for laser printers), Laserscope, Inc. (a maker and marketer of lasers for aesthetic and medical uses) and Simtek Corporation (a designer and marketer of non-volatile semiconductor memories).

     AARON M. SHENKMAN. Mr. Shenkman has served as a Director of the Company since June 1997. He has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice-Chairman of Helen of Troy Corp., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                    * * * * *

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" below, and (iv) all directors and executive officers of the Company (as of the Record Date) as a group.

                                                                      AMOUNT AND NATURE OF      PERCENT OF SHARES OF
                        NAME AND ADDRESS                            BENEFICIAL OWNERSHIP OF         COMMON STOCK
                      OF BENEFICIAL OWNER                               COMMON STOCK (1)       BENEFICIALLY OWNED (2)
                      -------------------                               ----------------       ----------------------
Thomas E. Cain......................................................        81,900(3)                   0.5%
   5050 N. 40th Street, Suite 300
   Phoenix, AZ  85018
Thomas W. Freeze....................................................       487,333(4)                   2.8
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Mark S. Howells.....................................................       829,269(5)                   4.9
   2390 E. Camelback Road
   Suite 315
   Phoenix, AZ 85016
Eric J. Kufel.......................................................       823,333(6)                   4.7
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
James W. Myers......................................................        50,000(7)                   0.3
   5050 N. 40th Street, Suite 300
   Phoenix, AZ 85018
Robert C. Pearson...................................................        50,000(8)                   0.3
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206-1857
Aaron M. Shenkman...................................................        87,000(9)                   0.5
   24 Sandpiper Strand
   Coronado, CA  92118
Glen E. Flook.......................................................       412,333(10)                  2.4
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Renaissance Capital Growth & Income Fund III, Inc. (11).............     2,016,357                     12.0
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206-1857
Renaissance U.S. Growth & Income Trust PLC (11).....................     1,035,125                      6.2
   c/o Renaissance Capital Group, Inc., Investment Manager
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206-1857
BFS US Special Opportunities Trust PLC (11).........................     1,100,055                      6.6
   c/o Renaissance Capital Group, Inc., Investment Manager
   8080 North Central Expressway
   Suite 210/LB59
   Dallas, TX 75206-1857
Capital Foods, LLC..................................................     4,577,106(12)                 27.0
   7380 S. Eastern Street
   Suite 150
   Las Vegas, NV  89123
Larry R. Polhill....................................................     2,288,553(13)                 13.7
   225 W. Hospitality Lane
   Suite 201
   San Bernardino, CA  92408
Bradley J. Crandall.................................................     2,288,553(14)                 13.7
   225 W. Hospitality Lane
   Suite 201
   San Bernardino, CA  92408

Dakota Farms, LLC...................................................     2,288,553(15)                 13.7
   7380 S. Eastern Street
   Suite 150
   Las Vegas, NV  89123
Stillwater Capital, LLC.............................................     2,288,553(16)                 13.7
   7380 S. Eastern Street
   Suite 150
   Las Vegas, NV  89123
All executive officers and directors as a group (8 persons) (17) ...     2,821,168(17)                 15.0

----------
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2) Shares of Common Stock which an individual or group has a right to acquire within 60 days of the Record Date pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 16,729,911 shares of Common Stock issued and outstanding.
(3) Includes 45,000 shares of Common Stock issuable to Mr. Cain upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(4) Includes 458,333 shares of Common Stock issuable to Mr. Freeze upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 46,667 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(5) Includes 210,000 shares of Common Stock issuable to Mr. Howells upon the exercise of stock options (160,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date.
(6) Includes 808,333 shares of Common Stock issuable to Mr. Kufel upon the exercise of stock options (400,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 66,667 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(7) Includes 50,000 shares of Common Stock issuable to Mr. Myers upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(8) Includes 50,000 shares of Common Stock issuable to Mr. Pearson upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(9) Includes 30,000 shares of Common Stock issuable to Mr. Shenkman upon the exercise of stock options that are exercisable within 60 days of the Record Date.
(10) Includes 388,333 shares of Common Stock issuable to Mr. Flook upon the exercise of stock options (250,000 of which were granted outside of the Company's stock option plan) that are exercisable within 60 days of the Record Date. Excludes 46,667 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days of the Record Date.
(11) Renaissance Capital Group, Inc. serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and as investment manager of Renaissance US Growth & Income Trust PLC and BFS US Special Opportunities Trust PLC.
(12) Includes 250,000 shares of Common Stock issuable to Capital Foods, Inc. upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(13) All of the shares of Common Stock beneficially owned by Mr. Polhill are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Mr. Polhill represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.
(14) All of the shares of Common Stock beneficially owned by Mr. Crandall are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Mr. Crandall represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.
(15) All of the shares of Common Stock beneficially owned by Dakota Farms, LLC are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Dakota Farms, LLC represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.

(16) All of the shares of Common Stock beneficially owned by Stillwater Capital, LLC are registered in the name of Capital Foods, LLC. Consequently, the shares of Common Stock beneficially owned by Stillwater Capital, LLC represent a portion of the shares beneficially owned by, and disclosed in the above table with respect to, Capital Foods, LLC.
(17) Includes (i) 2,039,999 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date (1,139,999 of which were granted under the Company's stock option plan and 900,000 of which were granted outside of the Company's stock option plan). Excludes 160,001 shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plan which are not exercisable within 60 days of the Record Date.

                                PERFORMANCE GRAPH

     Included below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 31, 1997 and ending December 28, 2002 covering the Company's five fiscal years ended December 31, 1998, 1999, 2000 and 2001 and December 28, 2002.

     The Company has selected a Peer Group consisting of the four publicly traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately held companies or subsidiaries or divisions of larger publicly held companies so that the available members of the Peer Group are limited.

[LINE GRAPH]

DATE                 POORE BROTHERS, INC. ("SNAK")     NASDAQ STOCK MARKET     PEER GROUP
----                 -----------------------------     -------------------     ----------
December 31, 1997               100.00                        100.00             100.00
December 31, 1998                59.40                        140.99             104.49
December 31, 1999               146.90                        261.48              88.14
December 31, 2000               268.80                        157.42              82.50
December 31, 2001               250.00                        124.89             110.70
December 28, 2002               245.10                         86.33             132.00

     This graph and table assumes that $100 was invested on December 31, 1997 in the Company's Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Lance, Inc., Ralcorp Holdings, Inc., Golden Enterprises, Inc. and J&J Snack Foods Corp. and that dividends were reinvested.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a Nominating Committee or committee performing similar functions.

     The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of three members of the Board of Directors, Messrs. Pearson, Howells and Myers. The Chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

     The Compensation Committee reviews and approves the compensation of executive officers, including the chief executive officer. The Compensation Committee is currently comprised of three members of the Board of Directors, Messrs. Howells, Myers and Shenkman. None of the Committee members are officers of the Company. The Chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

     During the fiscal year ended December 28, 2002, the Board of Directors met five times and took actions on three other occasions by unanimous written consent. During such period, there were four meetings of the Audit Committee and four meetings of the Compensation Committee. During the fiscal year ended December 28, 2002, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he served.

                          REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee consists of three directors, each of whom is an "independent director" as such term is defined in the Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS."

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 28, 2002 with management of the Company and with Deloitte & Touche LLP, the Company's independent public accountants. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees". The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP its independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors,

               Robert C. Pearson, Chairman
               Mark S. Howells
               James W. Myers

                            COMPENSATION OF DIRECTORS

     In May 2002, the Company granted options to purchase 10,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 2002 annual meeting of shareholders (other than Messrs. Kufel and Freeze). Such options have an exercise price of $2.99 per share, are exercisable one year from the date of grant and have a term of five years.

     In the future, in order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant additional stock options or issue shares of Common Stock to non-employee Directors.

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is comprised of three members of the Board of Directors, Messrs. Shenkman, Howells and Myers. None of the members of the Committee are officers of the Company. The Compensation Committee reviews and approves the compensation of executive officers, including the chief executive officer, of the Company.

GENERAL EXECUTIVE COMPENSATION POLICY

     The Company's executive compensation policy is designed (i) to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance shareholder value, (ii) to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company, and (iii) to retain such executive officers in the employ of the Company. Accordingly, the Company's executive compensation policy is intended to offer the Company's executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer's compensation package is comprised of three major elements: (i) base salary, which reflects individual performance and is generally set at market levels in the industry; (ii) annual cash incentive bonus, which provides an incentive to help the Company achieve its financial objectives; and (iii) periodic stock option grants, which strengthen the mutuality of interests between the executive officers and the Company's shareholders.

     As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and industry salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. The annual cash incentive bonus for each executive officer is based on a percentage of base salary set annually in advance by the Compensation Committee and is awarded based on individual performance and requires the Company to achieve the targeted profit level. In making base salary and cash incentive bonus decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of the above-listed factors. Stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. Stock option grants are intended to directly motivate an executive to maximize long-term shareholder value. In general, stock options granted to executive officers utilize three-year vesting periods that are intended to encourage executive officers to continue in the employ of the Company. Each executive officer also receives certain additional non-cash and non-stock benefits.

IMPLEMENTATION OF EXECUTIVE COMPENSATION POLICY

     The following describes the manner in which the Company's executive compensation policy was implemented with respect to the fiscal year ended December 28, 2002. Also summarized below are some of the more important factors that were considered in establishing each executive officer's compensation package for the 2002 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors (particularly, different measures of performance) in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

     Each year, the Chief Executive Officer recommends to the Compensation Committee new base salary levels, annual incentive bonus levels as a percentage of base salary, and stock option grants for the Company's executive officers. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Compensation Committee then reviews the Chief Executive Officer's recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions, and arrives at new compensation levels for each of the executive officers, including the Chief Executive Officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In setting the compensation payable to Mr. Kufel, the Compensation Committee generally sets his base salary below market levels in the industry, while at the same time providing higher incentive and stock option compensation opportunities based on the Company's performance. Mr. Kufel's base salary for the fiscal year ended December 28, 2002, was established based upon the Compensation Committee's evaluation of the Company's performance and Mr. Kufel's personal performance, as well as its objective of improving the competitiveness of Mr. Kufel's salary as compared to salaries being paid to similarly situated chief executive officers. Mr. Kufel's salary was also based on the Compensation Committee's assessment of his favorable performance, which included his satisfaction of certain of the performance goals established by the Compensation Committee at the beginning of the fiscal year ended December 31, 2001, as well as the corporate performance of the Company during such year. Accordingly, the Compensation Committee approved an increase in Mr. Kufel's base salary to $236,368 effective February 2002. At that time, the Committee also approved an annual incentive bonus of up to 50% of base salary, subject to the Company's achieving the target profit performance for fiscal 2002. The Company achieved its profit target for fiscal 2002 and Mr. Kufel earned a bonus of $112,106 for fiscal 2002. In May 2002, the Compensation Committee approved an award to Mr. Kufel of stock options to purchase 40,000 shares of Common Stock. The stock options to purchase 40,000 shares were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and are subject to vesting. During fiscal 2002, all grants of stock options by the Company to its executive officers, including Mr. Kufel, were made pursuant to the Company's Stock Option Plan.

     Submitted by the Compensation Committee of the Board of Directors,

         Aaron M. Shenkman, Chairman
         Mark S. Howells,
         James W. Myers

                               EXECUTIVE OFFICERS

     The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel, the Company's President and Chief Executive Officer, and Mr. Freeze, the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer, is set forth above under "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     GLEN E. FLOOK, age 44, has served as Senior Vice President-Operations since May 2000 and as Vice President-Manufacturing from March 1997 to May 2000. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

EMPLOYMENT AGREEMENTS

     Messrs. Kufel, Flook and Freeze are employed under "at will" employment agreements which provide that their annual salary is subject to increases at the discretion of the Company's Board of Directors. The Company has non-compete agreements with all of its executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officer and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 28, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                          ANNUAL COMPENSATION                AWARDS
                                                --------------------------------------    -------------
              NAME AND                                                  OTHER ANNUAL      STOCK OPTIONS      ALL OTHER
         PRINCIPAL POSITION           YEAR      SALARY       BONUS     COMPENSATION(4)       GRANTED       COMPENSATION
         ------------------           ----      ------       -----     ---------------       -------       ------------
Eric J. Kufel (1)                     2002    $ 210,194    $112,106          --               40,000             --
  President, Chief Executive          2001    $ 196,923    $  6,942          --               60,000             --
  Officer and Director                2000    $ 169,615          --          --              400,000             --
Glen E. Flook (2)                     2002    $ 152,072    $ 35,882          --               30,000             --
  Senior Vice President-              2001    $ 146,559    $  4,949          --               40,000             --
  Operations                          2000    $ 122,519          --          --              250,000             --
Thomas W. Freeze (3)
  Senior Vice President, Chief        2002    $ 167,195    $ 63,888          --               30,000             --
  Financial Officer, Secretary and    2001    $ 156,538    $  5,386          --               40,000             --
  Treasurer                           2000    $ 133,173          --          --              250,000             --

----------
(1) Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.
(2) Mr. Flook has served as Senior Vice President - I Operations since May 2000. From March 1997 to May 2000, (Mr. Flook served Vice President-Manufacturing.
(3) Mr. Freeze has served as Senior Vice President since May 2000, as a Director since October 1999, and as Chief Financial Officer, Secretary and Treasurer since April 1997. From April 1997 to May 2000, Mr. Freeze served as Vice President.
(4) In accordance with SEC rules, perquisites and personal benefits have been omitted when such compensation does not exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus for that year.

     The following table sets forth information concerning stock options granted during the fiscal year ended December 28, 2002 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 28, 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                      NUMBER OF                                                                 POTENTIAL REALIZABLE
                      SHARES OF                                                                    VALUE OR GRANT
                    COMMON STOCK     PERCENT OF TOTAL                                                DATE VALUE
                     UNDERLYING      OPTIONS GRANTED        EXERCISE                            --------------------
                       OPTIONS         TO EMPLOYEES          PRICE                                 5%         10%
NAME                 GRANTED(1)     IN FISCAL YEAR (2)     PER SHARE        EXPIRATION DATE       ($)         ($)
----                 ----------     ------------------     ---------        ---------------     --------------------
Eric J. Kufel         40,000              12.6%               $2.99           May 21, 2007      $152,643    $192,617
Glen E. Flook         30,000              9.4%                $2.99           May 21, 2007      $114,482    $144,463
Thomas W. Freeze      30,000              9.4%                $2.99           May 21, 2007      $114,482    $144,463

----------
(1) All listed stock options vest over a three-year period from the date of grant.
(2) For purposes of calculating these percentages, stock options to purchase an aggregate of 50,000 shares of Common Stock granted to non-employee Directors during fiscal 2002 were excluded from Total Options Granted to Employees in Fiscal Year.

     The following table sets forth information concerning the number and value of unexercised stock options at December 28, 2002 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 28, 2002 or exercised any SARs during 2002.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                   NUMBER OF SHARES OF            VALUE OF UNEXERCISED
                     NUMBER      AGGREGATE       COMMON STOCK UNDERLYING              IN-THE-MONEY
                    OF SHARES      VALUE         UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                    RECEIVED     REALIZED          DECEMBER 28, 2002              DECEMBER 28, 2002(1)
                      UPON         UPON       ----------------------------    ----------------------------
    NAME            EXERCISE     EXERCISE     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    ----            --------     --------     -----------    -------------    -----------    -------------
Eric J. Kufel        90,000      $ 91,404       795,000          80,000        $ 812,025          --
Glen E. Flook        55,000      $ 55,858       378,333          56,667        $ 365,865          --
Thomas W. Freeze     70,000      $ 71,093       448,333          56,667        $ 444,935          --

----------
(1) Value is the difference between the market value of the Company's Common Stock on December 28, 2002, which was $2.451 per share (based upon the last sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq")), and the exercise price.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth information with respect to compensation plans under which shares of Common Stock of the Company are authorized for issuance:

                                                                              NUMBER OF SECURITIES
                           NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE      REMAINING AVAILABLE
                           BE ISSUED UPON EXERCISE     EXERCISE PRICE OF      FOR FUTURE ISSUANCE
                           OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,        UNDER EQUITY
     PLAN CATEGORY           WARRANTS AND RIGHTS      WARRANTS AND RIGHTS      COMPENSATION PLANS
     -------------           --------------------     -------------------      ------------------
     Equity Compensation
     Plans Approved
     by Shareholders             2,035,438                  $ 1.98                   251,850

     Equity Compensation
     Plans not Approved
     by Shareholders             2,261,155                  $ 1.37                        --

     Total                       4,296,593                  $ 1.66                   251,850

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The land and building (140,000 square feet) occupied by the Company in Bluffton, Indiana is leased pursuant to a twenty-year lease dated May 1, 1998 with American Pacific Financial Corporation, an affiliate of Capital Foods LLC, a shareholder of the Company. See "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The lease extends through April 2018 and contains two additional five-year lease renewal periods at the Company's option. Lease payments are approximately $20,000 per month, plus CPI adjustments, and we are responsible for all real estate taxes, utilities and insurance.

     On December 27, 2001, the Company completed the sale of 586,855 shares of Common Stock at an offering price of $2.13 per share to BFS US Special Opportunities Trust PLC, a fund managed by Renaissance Capital Group, Inc., in a private placement transaction. Renaissance Capital Group, Inc. also serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and as investment manager of Renaissance US Growth & Income Trust PLC, each of which is a shareholder of the Company. See "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Robert Pearson, a member of the Board of Directors, is Senior Vice President-Corporate Finance of Renaissance Capital Group, Inc.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mark S. Howells, the current Chairman of the Board and a member of the Compensation Committee, was formerly President and Chief Executive Officer of the Company from March 1995 to August 1995 and also served as the Chairman of the Board of PB Southeast, a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994.

                                    * * * * *

                              INDEPENDENT AUDITORS

     Representatives of Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche"), are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

     The Board of Directors engaged Deloitte & Touche to audit the Company's consolidated financial statements for the year ended December 28, 2002.

     AUDIT FEES

     The aggregate fees billed by Deloitte & Touche for professional services required for the audit of the Company's annual financial statements for fiscal 2002, the Company's 401(k) plan for fiscal 2002, and the reviews of the interim financial statements, including the Company's Forms 10-Q for that year, were approximately $72,500.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no financial information systems design and implementation fees rendered by Deloitte & Touche in fiscal 2002 and, accordingly, no fees for such services were billed by Deloitte & Touche for such period.

     ALL OTHER FEES

     There were no other non-audit services rendered by Deloitte & Touche in fiscal 2002 and, accordingly, no fees for such services were billed by Deloitte & Touche for such period.

     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 8, 2002, the Board of Directors voted unanimously to adopt the recommendation of its audit committee to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditors, and voted unanimously to elect Deloitte & Touche as the Company's independent auditors effective May 8, 2002. Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and the subsequent interim period preceding the dismissal of Andersen on May 8, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements for such years; and there were no reportable events as defined in
Item 304 (a) (1) (v) of Regulation S-K. During the fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through May 8, 2002, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction nor the type of audit opinion that might be rendered on the Company's financial statements. Andersen furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of such letter, dated May 13, 2002, was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on or about May 14, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with, except that a Form 5 filed by Aaron M. Shenkman, a Director of the Company, with respect to the year ended December 31, 2001, was filed late with the SEC on or about February 19, 2002.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2004 Annual Meeting of Shareholders, the proposal must be in proper form and received by the Secretary of the Company on or before December 16, 2003. In addition, if a shareholder intends to present a proposal for action at the 2004 Annual Meeting of Shareholders, the shareholder must provide the Company with notice thereof by March 2, 2004. Proposals and notices should be directed to the Company's Corporate Secretary, Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                   PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY

     The Company's principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and the Company's telephone number is
(623) 932-6200.

                                    By Order of the Board of Directors


                                               Eric J. Kufel
                                   President and Chief Executive Officer

Goodyear, Arizona
April 18, 2003


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              POORE BROTHERS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eric J. Kufel and Thomas W. Freeze, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of common stock, par value $.01 per share, of Poore Brothers, Inc. (the "Company") held of record by the undersigned on March 23, 2003, at an Annual Meeting of Shareholders of the Company to be held on May 20, 2003 or any adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF


                              POORE BROTHERS, INC.

                                  MAY 20, 2003







                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.   Election of Directors

                                   NOMINEES
[ ]  FOR ALL NOMINEES              O Thomas E. Cain
                                   O Thomas W. Freeze
[ ]  WITHHOLD AUTHORITY            O Mark S. Howells
     FOR ALL NOMINEES              O Eric J. Kufel
                                   O James W. Myers
[ ]  FOR ALL EXCEPT                O Robert C. Pearson
     (See instructions below)      O Aaron M. Shenkman


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2. TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature of Shareholder                               Date:
                         -----------------------------       -------------------

Signature of Shareholder                               Date:
                         -----------------------------       -------------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.